                                                                EXHIBIT 99(b)(2)


                     SEVENTH AMENDMENT TO CREDIT AGREEMENT
                     -------------------------------------

     SEVENTH AMENDMENT, dated as of February 19, 1998, among GLOBAL INDUSTRIAL TECHNOLOGIES, INC., a Delaware corporation (the "Parent Company"), GP CORP., a Nevada corporation ("GPX") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent") and as a Lender (the "Lender").

     WHEREAS, the Lender has extended credit to the Parent Company and GPX ("Borrowers") pursuant to that certain Credit Agreement dated as of September 23, 1994 as amended from time to time by (1) letter agreement dated November 29, 1994, (2) letter agreement dated January 6, 1995, (3) letter agreement dated January 25, 1995, (4) first Amendment to Credit Agreement dated as of September 15, 1995, (5) Assignment and Assumption Agreement and Second Amendment to Credit Agreement dated as of November 1, 1995, (6) Third Amendment to Credit Agreement dated as of September 25, 1996, (7) Fourth Amendment to Credit Agreement dated as of June 15, 1997, (8) Fifth Amendment to Credit Agreement dated as of July 31, 1997 and (9) Sixth Amendment to Credit Agreement dated as of December 30, 1997 and as at any time further amended, modified or supplemented (the "Credit Agreement"); and

     WHEREAS, the Borrowers, the Agent and Lender desire to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

     1. All capitalized terms used herein which are defined in the Credit Agreement shall have the meanings provided therefor in the Credit Agreement unless otherwise defined herein.

     2. The definition "Termination Date" in Section 1.1 of the Credit Agreement is hereby amended by deleting the date "November 1, 1999" and inserting the date "August 31, 1998" in lieu thereof. Accordingly, all Loans shall be due on the Termination Date as amended.

     3. Section 2.1 of the Credit Agreement is hereby amended by deleting the Total Commitment Amount of "$150,000,000" and inserting the amount "$260,000,000" in lieu thereof.

     4.  A new Section 2.1A shall be added to the Credit Agreement following
Section 2.1 to read in its entirety as follows:

     "2.1A Term Loan.  Subject to the terms and conditions of this Agreement, on
           ---------
not more than one date up to and including August 27, 1998, each of the Lenders, severally and for itself alone, agrees to lend one term loan (collectively, the "Term Loan" and together with any Loan, the "Loans") to the Company in the aggregate principal amount of Two Hundred Million Dollars ($200,000,000), the proceeds of which shall be applied by the Company only for the acquisition of the stock and assets of A.P. Green Industries (herein called "APK") and related expenses. The outstanding principal balance of the Term Loan shall be repaid on or before August 31, 1998 (the "Term Loan Payment Date"). Principal amounts of the Term Loan that are repaid shall not be reborrowed. Interest on the Term Loan shall accrue and be payable in accordance with this Agreement. The Term Loan of each Lender shall be evidenced by a promissory note (as amended, supplemented, replaced or otherwise modified from time to time, individually each a "Term Note" and collectively for all Lenders, the "Term Notes," and collectively with any Note, the "Notes") substantially in the form set forth in

Exhibit F with appropriate insertions, dated the date of disbursement of such
---------
Lender's Term Loan and payable on the Term Loan Payment Date."

     5. Section 2.9 of the Credit Agreement is hereby amended by inserting a new subsection (e) to read in its entirety as follows:

     "(e) Notwithstanding anything contained herein, the commitment of the Lenders to extend the Term Loan (herein called the "Term Commitment") shall not be subject to extension pursuant to this Section 2.9."

     6. Section 3.1 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof: "Pursuant to Section 2.1 A, the Term Loan of each Lender shall be evidenced by the Term Notes."

     7. Section 4.1 (b) of the Credit Agreement is hereby amended by inserting the phrase "plus 0. 125% "following the words "in effect" contained therein.

     8. A new Section 4. 1 A is hereby added to the Credit Agreement to read in its entirety as follows:

     "4.1A Term Loan Interest Rates.  From and after the date of disbursement of
           ------------------------
the Term Loan, Borrowers promise to pay interest on the unpaid principal amount of each Loan for the period commencing on and including the date of such Loan to but excluding the date such Loan is paid in full, and for such time as the Term Loan is outstanding, but after repayment of the Term Loan, if any Loans are outstanding, at the rates in Section 4.1, as follows:

     (a) at all times while such Loan is a Floating Rate Loan, at a rate per annum equal to the Alternate Reference Rate from time to time in effect provided
                                                                        --------
that if the

Term Loan is not repaid on or before ninety (90) days after the date of the Term Loan, the Borrowers shall pay interest on the unpaid principal amount of the Floating Rate Loans for the period commencing on and including the ninety-first
(91st) day after the date of the Tenn Loan to but excluding the date such Loan is paid in full at a rate per annum equal to the Alternate Reference Rate from time to time in effect plus one-quarter of one percent (1 /4%), subject to the proviso in Section 4. 1; and

     (b) at all times while such Loan is a Eurodollar Loan and the Company has entered into a binding and enforceable agreement, in form and substance satisfactory to the Lenders, for the sale of its shareholding interest in INTOOL, Inc., a Delaware corporation ("INTOOL"), for not less than $200,000,000 (the "INTOOL Agreement"), at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus seven-eighths of one percent (7/8%), provided that if (i) at any time the INTOOL
                               --------
Agreement is not in full force and effect, the Borrowers shall pay interest on the unpaid principal amount of each Eurodollar Loan for the period commencing on and including the later of (x) the date of such Loan and (y) the date on which the INTOOL Agreement ceased to be effective, to but excluding the date such Loan is paid in full, at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period (or portion thereof) for such Loan plus one and three-quarters percent (1.75%), provided further that if the Term
                                             ----------------
Loan is not repaid on or before ninety (90) days after the date of the Term Loan, the Borrowers shall pay interest on the unpaid principal amount of the Eurodollar Loans for the period commencing on and including the ninety-first
(91st) day after the date of the Term Loan to but excluding the date such Loan is paid in full at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period (or portion thereof) for such Loan from time to time in effect plus two percent (2%), subject to the proviso in
Section 4.1."

     9. Section 5.1 is hereby amended by inserting the word "Revolving" before the word "Commitment" in the first sentence thereof and by adding a new sentence at the end of the first paragraph of Section 5.1 to read in its entirety as follows: "The term "Revolving Commitment" means the commitment of each Lender to make Loans hereunder from time to time pursuant to Section 2.1 hereof and 'Commitments' means the Revolving Commitment and the Term Commitment of the Lenders."

     10. A new Section 5. 1 A is hereby added to the Credit Agreement to read in its entirety as follows:

     "5.1A Term Commitment Non-Use Fee.  The Company agrees to pay to the Agent
           ---------------------------
for the account of each Lender a non-use fee for the period from and including February 23, 1998 to but excluding the earlier of the date of disbursement of the Term Loan and August 31, 1998 in an amount equal to three-eighths of one percent (3/8 %) per annum of the daily average of the unused amount of each Lenders's Commitment to make the Term

Loan as stated on Schedule I to this Agreement. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have been theretofore paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

     11. A new Section 5.3 is hereby added to the Credit Agreement to read in its entirety as follows:

     "5.3 Closing Fee.  The Company agrees to pay to the Agent a closing fee as
          -----------
agreed by the Company and the Agent. Such fee shall be payable on the date of the execution by the Company of the Seventh Amendment to Credit Agreement."

     12. A new Section 5.4 is hereby added to the Credit Agreement to read in its entirety as follows:

     "5.4  Funding Fee. On the date of disbursement of the Term Loan, the
           -----------
Company shall pay to the Agent a funding fee as agreed by the Company and the Agent."

     13. Section 6.1 of the Credit Agreement is hereby amended by deleting the words "the Commitments" in the first and second sentences thereof and inserting the words "either the Revolving Commitment or the Term Commitment or both" in lieu thereof

     14. Section 6.3(c) of the Credit Agreement is hereby amended by adding the following provision at the end thereof, "provided that there shall be excluded
                                         --------
from the definition of "Long Term Indebtedness" up to $50,000,000 of Indebtedness of APK existing at the time of APK's acquisition by the Company that is refinanced on terms that are consistent with this Agreement."

     15. A new Section 6.3(e) is hereby added to the Credit Agreement to read in its entirety as follows:

     "(e) The Company shall reduce the Term Commitment and shall prepay the Term Loan in an amount equal to one hundred percent (100%) of (i) the net proceeds of the sale of the Company's shareholding interest in INTOOL, plus (ii) the net proceeds (including the conversion to cash of any non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received therefrom) of any asset sale that requires the consent of the Required Lenders pursuant to this Agreement, plus (iii) the net cash proceeds of the issuance of any (x) capital stock, warrants, options or other rights to acquire capital stock of the Company or any of its Subsidiaries,
(y) subordinated indebtedness which is not Subordinated Indebtedness and (z) Long Term Indebtedness as provided in subsection 6.3(c) hereof."

     16. Section 10. 13 of the Credit Agreement is hereby amended to read in its entirety as follows:

     "10.13  Indebtedness/Capitalization Ratio.  The Company will not permit the
             ---------------------------------
Indebtedness/Capitalization Ratio to be greater than 0.5 to 1.0 at any time, provided that from and after the date of the Term Loan the Company shall not
--------
permit the Indebtedness/Capitalization Ratio to be greater than 0.65 to 1.0 at any time."

     17. Section 10.14 of the Credit Agreement is hereby amended to read in its entirety as follows:

     "10.14  Indebtedness/Net Cash Flow Ratio.  The Company will not permit the
             ---------------------------------
Indebtedness/Net Cash Flow Ratio to be greater than 3.0 to 1, as measured as of the last day of any fiscal quarter of the Company and its Subsidiaries for the 12-month period ending on the last day of such fiscal quarter, provided that
                                                               --------
from and after the date of the Term Loan the Company shall not permit the Indebtedness/Net Cash Flow Ratio to be greater than 4.5 to 1."

     18.     Schedule I to the Credit Agreement is hereby deleted therefrom, and
Schedule I attached hereto is substituted in lieu thereof

     19. This Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to the modification or waiver of any other term or condition of the Agreement or of any of the instruments or agreements referred to therein or (ii) prejudice any right which the Lender may now have under or in connection with the Agreement, as amended by this Amendment. Except as expressly modified hereby, all of the terms and provisions of the Agreement shall continue in full force and effect; and the Borrowers hereby confirm each and every one of their obligations under the Agreement, as amended by this Amendment. Whenever the term "Agreement" is used in the Agreement and whenever the Agreement is referred to in any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement, as amended by this Amendment.

     20. This Amendment shall be effective on the date (the "Effective Date") on which the following conditions precedent shall have been satisfied:

     (a) Execution and delivery by the Borrowers to the Agent of this Amendment and evidence of due authorization and signing by the Borrowers;

     (b) Receipt by the Agent of executed counterparts of the Company's agreement with BancAmerica Robertson Stephens regarding syndication of all the Company's and certain of its Subsidiaries' Indebtedness on terms satisfactory to the Lender (the "BARS Agreement");

     (c) Receipt by the Agent of the fees and expenses provided herein and in the Credit Agreement as amended hereby;

     (d) Receipt by the Agent of an opinion of counsel reasonably satisfactory to the Agent and the Lender regarding the effectiveness of this Amendment and the BARS Agreement and all documents executed in connection therewith;

     (e) Receipt by the Agent of copies certified by, respectively, the Secretary of each of Parent Company and GPX of incumbency certificates as to all persons signing on behalf of Parent Company and GPX and such other evidence of all necessary corporate actions of Parent Company and GPX, including without limitation corporate resolutions, for the valid execution, delivery and performance of this Amendment and all other instruments and documents signed by the parties hereto;

     (f) Any other actions reasonably required by the Agent or the Lender in connection with the transactions contemplated hereby.

     21. The Parent Company agrees to pay to or reimburse the Agent and the Lender, upon demand, for all reasonable costs and expenses (including allocated costs of in-house counsel) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.

     22. THIS SEVENTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

     23. The Borrowers hereby represent and warrant to the Lender that on and as of the date hereof after giving effect to this Amendment there shall exist no Event of Default or Default and all representations and warranties contained in the Agreement or otherwise made in writing in connection herewith or therewith (as though made in connection with a request for a Loan under the Agreement) shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date hereof.

     24. The Parent Company hereby ratifies the Parent Guaranty dated November 1, 1995 executed by the Parent Company and confirms that said Parent Guaranty remains in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF. the parties hereto have executed this Seventh Amendment by their duly authorized officers as of the date and year first above written.


                                  PARENT COMPANY:
                                  GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

                                  By:_____________________________

                                  Title: ___________________________

                                  By:_____________________________

                                  Title:

                                  GPX:

                                  GPX CORP.

                                  By:_____________________________

                                  Title: President

                                  By:_____________________________

                                  Title: Vice President & Treasurer

                                  AGENT

                                  BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION

                                  By:_____________________________

                                  Title:___________________________

                                        LENDER:

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION

                                        By:_____________________________

                                        Title:___________________________

                                  SCHEDULE I

                          COMMITMENTS AND PERCENTAGES

Lender                    Term            Revolving Credit
Percentage                Commitment      Commitment
----------                ----------      ----------

Bank of America NT&SA    $200,000,000      $60,000,000  100%

                         ------------      -----------
TOTAL                    $200,000,000      $60,000,000  100%

                                   EXHIBIT F
                               FORM OF TERM NOTE

$200,000,000                                                    __________, 1998

          FOR VALUE RECEIVED, the undersigned promises to pay to the order of Bank of America National Trust and Savings Association at the principal office of Bank of America National Trust and Savings Association (the "Agent"), in Chicago, Illinois, on the date set forth in the Credit Agreement referred to below, Two Hundred Million Dollars ($200,000,000) or, if less, the aggregate unpaid amount of the Term Loan made by the payee to the undersigned pursuant to the Credit Agreement (as shown in the records of the payee, or at the payee's option, on the schedule attached hereto and any continuation thereof).

          The undersigned further promises to pay interest on the unpaid principal amount of each Loan evidenced hereby from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

          This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of September 23, 1994 (herein, as amended or otherwise modified from time to time, called the 'Credit Agreement"), among the undersigned, certain financial institutions (including the payee) and the Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or may have its due date accelerated.

          In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees (including the allocated cost of in-house counsel) and out-of-pocket expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise. Each of the Company and each guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this note.

                                 GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

                                 By:_____________________________

                                 Title:__________________________

                                 By:_____________________________

                                 Title:__________________________